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                                                                EXHIBIT h(35)(b)

                                 AMENDMENT NO. 1
                             PARTICIPATION AGREEMENT


     The Participation Agreement (the "Agreement"), dated June 16, 1998, by and among AIM Variable Insurance Funds, Inc., a Maryland corporation, A I M Distributors, Inc., a Delaware Corporation and The Lincoln National Life Insurance Company, an Indiana life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:



                                   SCHEDULE A


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
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         FUNDS AVAILABLE UNDER             SEPARATE ACCOUNTS                    POLICIES/CONTRACTS FUNDED BY THE
         THE POLICIES                      UTILIZING SOME OR                    SEPARATE ACCOUNTS
                                           ALL OF THE FUNDS
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
AIM V.I. Capital Appreciation Fund    Lincoln Life Variable Annuity     o  The Lincoln National Life Insurance Company:
AIM V.I. Diversified Income Fund         Account N                         Flexible Premium Variable Annuity Contracts
AIM V.I. Growth Fund                                                       AN425LL
AIM V.I. International Equity Fund    Lincoln Life Flexible Premium        and state variations thereof
AIM V.I. Value Fund                      Variable Life Account M
                                                                        o  The Lincoln National Life Insurance Company:
                                      Lincoln Life Flexible Premium        Flexible Premium Variable Life Insurance
                                         Variable Life Account R           Policy LN605LL/LN615LL/LN617LL
                                                                           and state variations thereof

                                                                        o  The Lincoln National Life Insurance Company:
                                                                           Flexible Premium Variable Life Insurance
                                                                           Policy On the Lives of Two Insureds LN650LL
                                                                           and state variations thereof
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     IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to
Schedule A to be executed in its name and behalf of its duly authorized officer on the date specified below. All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.


Effective Date: November 20, 1998
               --------------------



                                       AIM VARIABLE INSURANCE FUNDS, INC.



Attest: /s/ NANCY L. MARTIN            By:    /s/ ROBERT H. GRAHAM
       ----------------------------       ---------------------------------
Name:   Nancy L. Martin                Name:  Robert H. Graham
Title:  Assistant Secretary            Title: President


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                                     A I M DISTRIBUTORS, INC.



Attest: /s/ NANCY L. MARTIN          By:    /s/ MICHAEL J. CEMO
       ----------------------------     ---------------------------------
Name:   Nancy L. Martin              Name:  Michael J. Cemo
Title:  Assistant Secretary          Title: President


(SEAL)




                                     THE LINCOLN NATIONAL LIFE INSURANCE COMPANY



Attest: /s/ STEVEN M. KLUEVER        By:    /s/ KELLY D. CLEVENGER
       ----------------------------     -----------------------------------
Name:   Steven M. Kluever            Name:  Kelly D.Clevenger
Title:  Assistant Vice President     Title: Vice President


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